MTBC Pre-releases 60% YoY Revenue Growth and Selected Preliminary Q1 2017 Financial Results, Reaffirms Guidance

SOMERSET, N.J., April 17, 2017 (Marketwired) -- MTBC (Nasdaq: MTBC) (Nasdaq: MTBCP), a leading provider of proprietary mHealth and cloud-based healthcare IT solutions, today pre-released selected preliminary, unaudited financial information for the three months ended March 31, 2017, and reaffirmed full year 2017 guidance.

MTBC expects its first quarter revenue to be approximately $8.2 million, which represents approximately 60% year-over-year revenue growth. Moreover, MTBC’s GAAP net loss and non-GAAP adjusted EBITDA loss significantly improved in the first quarter of 2017 as compared to the fourth quarter of 2016. These financial results include the MediGain acquisition and are preliminary and subject to revision until the Company reports its first quarter results on May 10, 2017.

Mahmud Haq, Chairman and CEO of MTBC, said, “We are pleased to announce 60% revenue growth over the first quarter of 2016 and that we’re on track for full year 2017 revenue of more than $30 million and full year 2017 adjusted EBITDA of $2.0 to $2.5 million.” He continued, “Our organic sales initiatives are adding to the growth momentum from our 2016 acquisitions and we’re also experiencing significant improvements in our margins as a result of the successful integration of our acquisitions.”

MTBC guidance is summarized in the following table:

For the Fiscal Year Ending December 31, 2017 Forward Looking Guidance
Revenue	$30 – $31 million
Adjusted EBITDA	$2.0 – $2.5 million

About MTBC

Medical Transcription Billing, Corp. (MTBC) is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in a variety of practice sizes and settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com.

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Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.mtbc.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to: the Company’s ability to manage growth; integrate acquisitions; effectively migrate and keep newly acquired customers and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE MTBC

Company and Investor Contact:

Bill Korn

Chief Financial Officer

Medical Transcription Billing, Corp.

bkorn@mtbc.com

(732) 873-5133

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